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                                                                    EXHIBIT 23.2





                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-48710) of UNIFAB International, Inc. and Registration Statement (Form S-8 No. 333-49239) pertaining to the UNIFAB International, Inc. Long-Term Incentive Plan and Restricted Stock Agreements with Certain Employees of our report dated April 9, 2002, with respect to the consolidated financial statements of UNIFAB International, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ Ernst & Young LLP


     New Orleans, Louisiana
     March 28, 2003